Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,066,680
Unrealized Gain (Loss) on Market Value of Futures	(859,360)
Dividend Income	1,788
Interest Income	3,826
Total Income (Loss)	$212,934

Expenses
General Partner Management Fees	$5,366
Professional Fees	5,911
Brokerage Commissions	1,961
Non-interested Directors' Fees and Expenses	61
Prepaid Insurance Expense	102
NYMEX License Fee	134
Total Expenses	13,535
Expense Waiver	(6,806)
Net Expenses	$6,729
Net Income (Loss)	$206,205

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$10,389,884
Net Income (Loss)	206,205

Net Asset Value End of Month	$10,596,089
Net Asset Value Per Share (150,000 Shares)	$70.64

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612